Exhibit 99.1

Steven E. Hyman, M.D., Appointed to Cyclerion Therapeutics’ Board of Directors

Renowned neuroscience leader to further long-term clinical research strategy and external collaborations

CAMBRIDGE, Mass., July 26, 2022 (GLOBE NEWSWIRE) -- Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function, today announced the appointment of Steven E. Hyman, M.D., to its Board of Directors effective July 25. Dr. Hyman will work with Cyclerion leadership to help shape the future of its research and clinical development strategy while expanding external collaborations with scientific leaders and industry partners.

“We are delighted to welcome Dr. Steve Hyman to Cyclerion. Steve is a world-renowned leader in neuroscience with deep expertise leading large-scale, collaborative research programs aimed to discover and develop novel biomarkers and therapeutics for neuropsychiatric diseases. His experience will be instrumental as we advance our lead molecule, CY6463, and continue to build our pipeline,” said Peter Hecht, Ph.D., Chief Executive Officer of Cyclerion.

“Despite significant advances in our understanding of the genetic and biological basis of neuropsychiatric diseases, there remains an urgent need to translate such advances into meaningful new therapies for patients. Cyclerion’s lead asset, CY6463, targets a central node of brain physiology and has the potential to address a broad range of diseases characterized by cognitive dysfunction,” said Dr. Hyman. “I look forward to working closely with Cyclerion leadership to help maximize the potential of the portfolio to address unmet patient needs.”

Dr. Hyman is a Distinguished Service Professor and the Harald McPike Professor of Stem Cell and Regenerative Biology at Harvard University and a Core Institute Member of the Broad Institute of MIT and Harvard, where he directs the Stanley Center for Psychiatric Research. Dr. Hyman also serves as Chairman of the Board of Directors of the Charles A. Dana Foundation, which supports research and education in neuroscience. In the private sector, he is founder of Emugen Therapeutics, a Director of Voyager Therapeutics and Q-State Biosciences, and serves on the scientific advisory boards of Janssen Pharmaceuticals and F-Prime Capital.

From 2001 to 2011 Dr. Hyman served as Provost of Harvard University. From 1996 to 2001, he served as Director of the National Institute of Mental Health where he emphasized investment in neuroscience and emerging genetic technologies. He has served as Editor of the Annual Review of Neuroscience (2002-2016), founding President of the International Neuroethics Society (2008-2013), President of the Society for Neuroscience (2015), and President of the American College of Neuropsychopharmacology (2018). He is a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of Medicine. Dr. Hyman received his B.A., summa cum laude, from Yale College, an M.A. from the University of Cambridge, which he attended as a Mellon fellow studying History and Philosophy of Science, and an M.D., cum laude, from Harvard Medical School.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function. Cyclerion’s lead molecule is CY6463, a novel, first-in-class, CNS-penetrant, sGC stimulator that modulates a key node in a fundamental CNS signaling network. The multidimensional pharmacology elicited by the stimulation of sGC has the potential to impact a broad range of CNS diseases. CY6463 has shown rapid improvement in biomarkers associated with cognitive function and is currently in clinical development for Alzheimer’s Disease with Vascular pathology (ADv) and Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like episodes (MELAS) and Cognitive Impairment Associated with Schizophrenia (CIAS). Cyclerion is also advancing CY3018, a next generation sGC stimulator.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in our 2021 Form 10-K filed on February 24, 2022, and subsequent filings. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Investors

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com

Media

Amanda Sellers

Verge Scientific Communications

asellers@vergescientific.com